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                                                                       EXHIBIT 5

                                 ARTER & HADDEN
                          1717 Main Street, Suite 4100
                            Dallas, Texas 75201-4605
                              Tel: (214) 761-2100
                            Facsimile: (214) 741-7139


                                January 23, 1996


Board of Directors
Heartland Wireless
   Communications, Inc.
903 N. Bowser, Suite 140
Richardson, Texas 75081

Gentlemen:

         On December 22, 1995, Heartland Wireless Communications, Inc., a Delaware corporation (the "Company), filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (Registration No. 33-65357) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement was subsequently amended pursuant to Amendment No. 1 to the Registration Statement filed on January 16, 1996 and Amendment No. 2 to the Registration Statement to be filed on January 25, 1996. Such Registration Statement on Form S-4, as amended (the "Registration Statement"), relates to the offer and sale (the "Offering") by the Company of up to 10,721,357 shares of common stock, par value $.001 per share of the Company ("Common Stock") to be issued in connection with the following five separate transactions (collectively, the "Transactions"): (i) up to 1,700,000 shares of Common Stock issuable to the stockholders of American Wireless Systems, Inc. ("AWS") in connection with the merger of a wholly owned subsidiary of the Company with and into AWS pursuant to the terms of that Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995 (the "AWS Merger Agreement"), (ii) up to 8,081,214 shares of Common Stock issuable to the stockholders of CableMaxx, Inc. ("CMAX") in connection with the merger of a wholly owned subsidiary of the Company with and into CMAX pursuant to the terms of that Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995 (the "CMAX Merger Agreement"), (iii) up to 782,353 shares of Common Stock issuable to Fort Worth Wireless Cable T.V. Associates ("FTW Partnership") in connection with the acquisition of substantially all of the assets of the FTW Partnership and the subsequent distribution by the FTW Partnership of such shares in connection with the liquidation and dissolution thereof, pursuant to the terms of that Amended and Restated Asset Purchase Agreement, dated as of October 4, 1995 (the "FTW Agreement"), (iv) up to 1,117,647 shares of Common Stock issuable to Wireless Cable TV Associates #38 ("Minneapolis Partnership") in connection with the acquisition of substantially all of the assets of the Minneapolis Partnership and the subsequent distribution by the Minneapolis Partnership of such shares in connection with the liquidation and dissolution thereof, pursuant to the terms of that Amended and Restated Asset Purchase Agreement,





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dated as of October 4, 1995 (the "Minneapolis Agreement") and (v) up to
2,515,625 shares of Common Stock issuable to Three Sixty Corp. ("TSC") in connection with the acquisition of certain assets of TSC and the subsequent distribution by TSC of such shares in connection with the liquidation and dissolution thereof, pursuant to the terms of that Amended and Restated Asset Purchase Agreement, dated as of October 19, 1995 (the "TSC Agreement"). (The AWS Merger Agreement, CMAX Merger Agreement, FTW Agreement, Minneapolis Agreement and TSC Agreement collectively are referred to herein as the "Agreements"). This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement and you have requested our opinion with respect to certain legal aspects of the Offering.

In rendering our opinion, we have examined and relied upon the originals or copies, certified to our satisfaction, of (i) the Certificate of Incorporation, as amended and restated, and the Bylaws, as amended, of the Company; (ii) copies of the resolutions of the Board of Directors of the Company authorizing the Agreements, the Transactions and the related Offering; (iii) the Registration Statement and exhibits thereto; (iv) the Agreements, all amendments and ancillary documents thereto; and (v) such other documents and instruments as we have deemed necessary. In making our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies. As to various questions of fact material to the opinions expressed herein, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and others and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy. Finally, in rendering our opinions, we have assumed that the Transactions contemplated in the Agreements will be consummated in accordance therewith, without modification or amendment and without waiving material provisions thereof.

         Based on the foregoing, we are of the opinion that, upon due authorization of the Agreements and the Transactions related thereto by the stockholders of the Company, the shares of Common Stock of the Company to be issued pursuant to the Agreements and registered pursuant to the Registration Statement, when issued in accordance with the Agreements, and upon actual receipt by the Company of the consideration to be received thereby pursuant to the terms of such Agreements, will be duly and validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.





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         We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

         This opinion is furnished to you solely in connection with the shares of Common Stock to be offered and sold pursuant to the terms of the Registration Statement and may not be relied upon or described or quoted from by any other person, firm or entity without, in each instance, our prior written consent. Notwithstanding the above, we hereby consent to the filing of this opinion, or a copy thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Matters" in the various Proxy Statements and Proxy Statement/Prospectuses included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder or the category of persons included within
Section 11(a) of the Act.



                                        Respectfully submitted,

                                        /s/ ARTER & HADDEN

                                        ARTER & HADDEN